                                                                  EXHIBIT 10.28


                        SEPARATION AGREEMENT AND RELEASE

This SEPARATION AGREEMENT AND RELEASE is made this 26th day of March 2003 by and between Manhattan Associates ("Employer") and Neil Thall ("Employee").

WHEREAS, Employee and Employer mutually desire to terminate their employment relationship;

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and in consideration of the mutual promises and covenants set forth in this Agreement, the parties agree as follows:

1. SEPARATION FROM EMPLOYMENT. Employee will end employment with Employer on the 15th day of April 2003. On or before this date, Employee agrees to return to Employer any and all employer property, including but not limited to, information, manuals, credit cards, cell phone, laptop, software, and any other equipment acquired during his term of employment. Further, Employee agrees to waive any severance payments or any other rights (but not any obligations due to Employer) due under his employment agreement dated March 30,1998.

2. NO ADDITIONAL BENEFITS. Employee acknowledges and agrees that he shall receive no benefits other than set forth herein. Employee has 13,334 (as of 14 March 2003) vested options as attached in Exhibit A and all stock options will expire 30 days after Employee's employment termination date pursuant to the Manhattan Associates Stock Option Plan.

3. COMPLIANCE WITH CONFIDENTIALITY. Employee agrees not to use or share any confidential, proprietary or trade secret information about any aspect of Employer's business with any non-Manhattan Associates employee or business entity at any time in the future.

4. RELEASE OF CLAIMS. For and in consideration of the promises, covenants, and warranties contained herein, and other good and valuable consideration, the sufficiency of which is hereby expressly acknowledged, on behalf of himself, his heirs, administrators, executors, successors and assigns, Employee does hereby release, remise, acquit and forever discharge Employer and each of Employer's successors, assigns, subsidiaries, affiliates and parent corporations, and each and all of Employer's respective past and present officers, directors, agents, servants, employees, and attorneys, from any and all rights, demands, claims, damages, losses, costs, expenses, actions and causes of action whatsoever, including but not limited to claims for compensation, stock options, stock rights, wages, benefits, bonuses, breach of contract, intentional infliction of emotional distress, defamation, or any other torts or personal injury, or claims under any municipal, state or federal statue, regulation or ordinance, including but not limited to The Civil Rights Acts 1866, 1871, 1964 and 1991, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Rehabilitation Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Occupational and Safety and Health Act, the Immigration Reform and Control Act of 1986, Georgia's fair employment practices laws, or claims in tort or in contract, at law or in equity known or unknown, contingent or fixed, suspected or unsuspected, arising out of or in any way related to Employee's employment or termination of employment with Employer, and/or any other matter or claim occurring or existing at any time from the beginning of time through the date of the execution of this Agreement. Employee understands and agrees that by signing this Agreement, he is giving up any right which he may have under federal, state, or municipal law, and is hereby covenanting not to file complaints or lawsuits or to assert any claims against Employer or any affiliates, directors or employees concerning any events relating to his employment or termination of employment with Employer.

5. NONDISCLOSURE OF AGREEMENT BY EMPLOYEE. Employee agrees not to disclose or make reference to the terms of the SEPARATION AGREEMENT AND RELEASE except to his attorney and his immediate family, without the prior written consent of Employer. Employee further understands and agrees that he shall not hereafter contact or communicate with employer's employees or former employees regarding the subject matter of this SEPARATION AGREEMENT AND RELEASE.

6. EMPLOYEE STATEMENT ABOUT RELEASEES. Employee further agrees that he shall make no negative statements concerning, or take any action that derogates Employer or other Releasees, or its or other Releasees services, reputation, officers, employees, financial status, or operations or damage any of Releasees' business relationships.

7. EFFECT OF VIOLATIONS BY EMPLOYEE. Employee agrees and understands that any action by him in violation of this SEPARATION AGREEMENT AND RELEASE shall void Employer's payment to the Employee of all severance monies and benefits provided for herein and shall require immediate repayment by the Employee of the value of all consideration paid to Employee by Employer pursuant to this Agreement, and shall further require Employee to pay all reasonable costs and attorneys' fees in defending any action Employee brings, plus any other damages to which the Employer may be entitled.

8. DENIAL OF LIABILITY. Employer and Employee understand and agree that the payment of the monies set forth in this Agreement does not constitute an admission of liability or violation of any applicable law, any contract provisions or any rule or regulation, as to which Releasees expressly deny liability. This Agreement shall not be admissible in any proceeding except an action to enforce its terms.

9. SEVERABILITY. If any provision, or portion thereof, of this SEPARATION AGREEMENT AND RELEASE is held invalid or unenforceable under applicable statute or rule of law, only that provision shall be deemed omitted from this Agreement, and only to the extent to which it is held invalid and the remainder of the Agreement shall remain in full force and effect.

10. ENTIRE AGREEMENT. Employee agrees that this SEPARATION AGREEMENT AND RELEASE constitutes the complete Agreement between the parties and that no other representations have been made by Employer. Employee agrees that this document resolves all outstanding issues arising from his employment as of the date of Employee's signing the Agreement and that he will not receive anything further from the Employer.

11. OPPORTUNITY FOR REVIEW. Employee understands that he shall have the right to have twenty-one (21) days from the date of receipt of this Agreement to review this document, and within seven (7) days of signing this SEPARATION AND RELEASE AGREEMENT, to revoke this Agreement. Employer agrees and Employee understands that he does not waive any rights or claims that may arise after the date this Agreement is executed. THE PARTIES ACKNOWLEDGE THAT THEY HAVE HAD ACCESS TO INDEPENDENT LEGAL COUNSEL OF THEIR OWN CHOOSING IN CONNECTION WITH ENTERING INTO THIS AGREEMENT, AND THE PARTIES HEREBY ACKNOWLEDGE THAT THEY FULLY UNDERSTAND THE TERMS AND CONDITIONS OF THIS AGREEMENT AND AGREE TO BE FULLY BOUND BY AND SUBJECT THERETO.

12. TITLES. Titles included in this agreement are for reference only and are not part of the terms of this Agreement, nor do they in any way modify any terms of the Agreement.

I have read this Agreement, I understand its contents, and I willingly, voluntarily, and knowingly accept and agree to the terms and conditions of this Agreement. I acknowledge and represent that I received a copy of this Agreement on March 26, 2003.


EMPLOYEE:


/s/ Neil Thall                               3/26/03
------------------------------------         ----------------------------------
Neil Thall                                   Date


EMPLOYER:


/s/ James M. Cook                            3/26/03
------------------------------------         ----------------------------------
James M. Cook,                               Date
Vice President, Human Resources

                                   EXHIBIT A

                                 VESTED OPTIONS


Grant Date             Option Price               Options Exercisable

 11/30/00                $38.9844                       10,000
 12/17/01                $27.4100                        3,334